Energy XXI (Bermuda) Limited Announces Private Offering of $300 Million of Convertible Notes due 2018

HOUSTON – November 18, 2013 – Energy XXI (Bermuda) Limited (the “Company”) (NASDAQ: EXXI) (AIM: EXXI) today announced that it intends, subject to market and other conditions, to offer $300 million aggregate principal amount of Convertible Notes due 2018 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant a 30-day option to the initial purchasers to purchase up to an additional $45 million aggregate principal amount of Convertible Notes. The Convertible Notes are expected to pay interest semiannually and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on a conversion rate to be determined. The Convertible Notes will mature in 2018, unless repurchased or converted in accordance with their terms prior to such date. Prior to September 15, 2018, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date. The Company will be required to offer to repurchase the Convertible Notes if a fundamental change, as defined in the indenture relating to the Convertible Notes, occurs. In addition, the conversion rate will be increased with respect to Convertible Notes converted in connection with specified fundamental change transactions.

The Company intends to apply the net proceeds from the sale of the Convertible Notes for general corporate purposes, which may include working capital, capital expenditures or acquisitions. Concurrently with the offering, one of the Company’s wholly owned subsidiaries intends to repurchase up to $100 million of shares of the Company’s common stock funded with borrowings under the revolving credit facility of Energy XXI Gulf Coast, Inc., the Company’s wholly owned subsidiary.

Barclays, Citigroup and Wells Fargo Securities are acting as joint book-running managers for the offering.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes and the common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate to, among other things, the offering of the Convertible Notes and the expected use of proceeds from such offering. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices and other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. The Company does not assume any obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Cantor Fitzgerald Europe
Nominated Adviser: David Porter, Rick Thompson
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7894 000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232